EXHIBITS

                                 OPTELECOM, INC.

                                     BY-LAWS

                           Amended and Restated as of
                                December 1, 1998

                                    ARTICLE I
                                    Officers

        Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The Corporation may also have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

        Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual meetings of stockholders, commencing with the year 1982, shall be held at a date and time in the third week of May, or any other week, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

        Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.

        Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



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        Section 5. Special meetings of the stockholder, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. No business shall be transacted at any Annual Meeting of Stockholders, except as may be (i) specified in the notice of the meeting given by or at the direction of the Board (including, if so specified, any stockholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (ii) otherwise brought before the meeting by or at the direction of the Board or (iii) otherwise brought before the meeting in accordance with the procedure set forth in the following paragraph, by a stockholder of the corporation entitled to vote at such meeting.

        For business to be brought by a stockholder before an Annual Meeting of Stockholders pursuant to clause (iii) above, the stockholder must have given written notice thereof to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation not less than 90 nor more than 120 days prior to the one year anniversary of the date of the Annual Meeting of Stockholders of the previous year provided however; that in the event that the Annual Meeting of Stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the stockholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the Annual Meeting of Stockholders, (i) a brief description of the business proposed to be brought before the Annual Meeting of Stockholders and of the reasons for bringing such business before the meeting and, if such business includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares of each class of stock of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such business and
(v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law.

        Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the Annual Meeting of Stockholders except in accordance with the procedures set forth in this Section 7 provided however; that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting of Stockholders in accordance with such procedures. The Chairman of an Annual Meeting of Stockholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of

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this Section 7, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the Annual Meeting of Stockholders shall not be transacted.

        Section 8. The holders of 33-1/3% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the business except as otherwise provided by statute or the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock actually voting on any question shall decide that question unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

        Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    Directors

        Section 1. The number of directors of the corporation shall not be less than three (3) nor more than nine (9), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in this Article III, the terms "Whole Board" and "Whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the Whole Board permits, with the term of office of one class expiring each year. No class of directors shall contain more than one director more than any other class. At the annual meeting of shareholders in 1983, directors of


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the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Directors need not be stockholders.

        Section 2. Any vacancies in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the respective class for which such director shall have been chosen and their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of office of any incumbent director. At each annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Directors shall hold office until expiration of their respective terms and thereafter until their successors shall have been duly elected and have qualified.

        Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 4. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may only be made (i) by the Board or a committee appointed by the Board or (ii) by a stockholder of the corporation entitled to vote at the meeting at which a person is to be nominated in accordance with the procedure set forth in the following paragraph.

        A stockholder may nominate a person or persons for election as directors only if the stockholder has given written notice of its intent to make such nomination to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation (i) with respect to an Annual Meeting of Stockholders, not less than 90 nor more than 120 days prior to the one year anniversary of the date of the Annual Meeting of Stockholders of the previous year provided however; that in the event that the Annual Meeting of Stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the stockholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first and (ii) with respect to a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the stockholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A stockholder's notice to the Secretary shall set forth (i) the name and record address of the stockholder who intends to make such nomination, (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated, (iii) the number of shares of each class of stock of the corporation that are beneficially owned by the stockholder, (iv) a description of all arrangements and understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to


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be made by such stockholder, (v) such other information relating to the person(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law and (vi) the written consent of each proposed nominee, to furnish to the corporation any information it may request upon the advice of counsel for the purpose of determining such proposed nominee's eligibility to serve as a director. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

MEETINGS OF THE BOARD OF DIRECTORS

        Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 6. A meeting of the Board of Directors shall be held immediately after the annual meeting at the company's offices and no notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum shall be present. Alternatively, such first meeting of the Board of Directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

        Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        Section 8. Special meetings of the Board may be called by the President on two days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

        Section 9. At all meetings of the Board, two-thirds of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


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                             Committee of Directors

        Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the Seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

        Section 14. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     Notices

        Section 1. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


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                                    ARTICLE V
                                    Officers

        Section 1. The Officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chief Executive Officer, a Chief Financial Officer, and one or more Corporate Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or By-Laws or General Corporation law of the State of Delaware otherwise provides.

        Notwithstanding the above, the President shall have the authority to grant the title of "Vice-President" to one or more non-officer employees from time to time without approval of the Board of Directors, subject to the following:

        (a) Each person that is granted the title of "Vice President" by the President pursuant to this authority shall be given a written explanation of his or her duties and responsibilities which, among other things, specifically states that he or she shall have no authority to bind the Company and that, if he or she does so he or she shall be subject to immediate dismissal. Such appointee shall be required to sign the written explanation and a copy of it shall be placed in the person's personnel folder.

        (b) The President shall also have the authority to remove any person from any such office at any time.

        (c) The President shall report the names of all persons that he designates as Vice President to the Board of Directors at the Board meeting immediately following such action.

        Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        Section 4. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

        Section 5. The Chairman of the Board shall preside at meetings of the Board of Directors and stockholders and shall have such powers and perform such duties as shall from time to time be specified by the Board of Directors.

THE PRESIDENT

        Section 6. Unless the Board of Directors had designated a Chief Executive Officer, the President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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        Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the Seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

CORPORATE VICE PRESIDENTS

        Section 8. In the absence of the President or in the event of his or her inability or refusal to act, the Corporate Vice President (or in the event there be more than one Corporate Vice President, the Corporate Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Corporate Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Secretary and Assistant Secretaries

        Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the Corporate Seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

        Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

        Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

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        Section 13. If required by the Board of Directors, he shall give the
Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

CHIEF EXECUTIVE OFFICER

        Section 15. The Board of Directors may designate a Chief Executive Officer who shall perform all other duties as from time to time may be requested of him or her by the Board of Directors. In the absence of the designation, the President shall serve as the Chief Executive Officer.

CHIEF FINANCIAL OFFICER

        Section 16. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

        The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Chief Financial officer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

                                   ARTICLE VI
                              Certificates of Stock

        Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

        Section 2. Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar


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before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

LOST CERTIFICATES

        Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

        Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

FIXING RECORD DATE

        Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

        Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               General Provisions
                                    Dividends

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        Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares in the capital stock, subject to the provisions of the Certificate of Incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

        Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

        Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

        Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

        Section 6. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 Indemnification

        Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact the he is or was a director, officer or employee of the Corporation or is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 3. To the extent that a Director, Officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Director, Officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 6. The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnifications or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation, as a director, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

        Section 8. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to Optelecom, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VIII (including, without limitation, the provisions of Section 4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 9. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section ll. The Corporation may enter into indemnity agreements with the directors, officers and employees of the Corporation substantially in the form attached hereto as Appendix A and hereby incorporated by reference; provided, however, such indemnity agreements shall exclude indemnity for the directors', officers' and employees' knowing fraud, deliberate dishonesty or willful misconduct.

                                   ARTICLE IX
                                   Amendments

        Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 OPTELECOM, INC.
                          CURRENT AS OF MARCH 23, 1998

        Optelecom, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

        1. The name of the corporation is OPTELECOM, INC. The corporation was originally incorporated under the name Optical Telecommunications Corporation by filing its Certificate of Incorporation with the Secretary of State of Delaware on November 29, 1973.

        2. The Board of Directors of the corporation, at a meeting duly convened and held on March 2, 1992, adopted resolutions proposing and declaring advisable and in the best interest of the corporation the following restatement of and further amendment to the Certificate of Incorporation of the corporation, as previously amended and supplemented, and recommended the adoption of such restatement and further amendment to the stockholders of the corporation.

        3. Thereafter, at a meeting duly called and held in accordance with
Section 222 of the General Corporation Law of the State of Delaware, the following restatement of and further amendment to the Certificate of Incorporation of the corporation was duly adopted by the stockholders of the corporation.

        4. This restatement of and further amendment to the Certificate of Incorporation of the corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        5. The text of the Certificate of Incorporation of Optelecom, Inc., as previously amended and supplemented, is hereby restated and further amended to read in full as follows:

        FIRST. The name of the corporation (which is hereinafter referred to as the "Corporation") is OPTELECOM, INC.

        SECOND. The address of the registered office of the Corporation in the State of Delaware is 25 Greystone Manor Street, in the City of Lewes, County of Sussex. The name of the Corporation's registered agent at such address is Harvard Business Services, Inc.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH. The total number of shares of stock which the Corporation is authorized to issue is five million (5,000,000) shares of Common Stock, $.03 par value per share.

        Each three (3) shares of Common Stock of the Corporation, $0.01 par value per share that was issued and outstanding immediately prior to the time of the filing of this Restated Certificate of Incorporation ("Certificate") with the Secretary of State of Delaware shall, upon the filing of this Certificate with the Secretary of State of Delaware, thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and nonassessable share of common stock of the corporation, $0.03 par value per share. Further, every right, option and warrant to acquire three (3) shares of common stock of the corporation, outstanding immediately prior to the time of filing of this Certificate with the Secretary of State of Delaware, thereby and thereupon automatically be converted without any further action into the right to acquire one (1) share of common stock of the Corporation, upon the terms of the right, option or warrant, except that the purchase price of the common stock, upon exercising the right, option or warrant, shall be proportionately increased. The Corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a stockholder holds a number of shares of common stock immediately prior to the filing of this Certificate that is not evenly divisible by three (3), such stockholder shall receive a cash payment from the Corporation. If the common stock is quoted on the National Association of Security Dealers, Inc. Automated Quotation ("NASDAQ") System, the cash payment from the Corporation will be determined by multiplying the fraction of a share by the equivalent of the average of the closing bid prices for one share of common stock for the ten business days immediately preceding the effective date (the date of filing of this Certificate with the Secretary of State of Delaware) for the reverse stock split for which transactions in the common stock are reported, as reported by NASDAQ.

        FIFTH. The Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

        SIXTH. (a) The number of directors of the Corporation shall not be less than three (3) nor more than nine (9), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in this Article Sixth, the terms "Whole Board" and "Whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

        (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the Whole Board permits, with the term of office of one class expiring each year. No class of directors shall contain more than one director more than any other class. Any vacancies in the Board of Directors for any reason, and any newly created directorship resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the respective class for which such director shall have been chosen and their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of office of any incumbent director. At each annual meeting of stockholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Directors shall hold office until expiration of their respective terms and thereafter until their successors shall have been duly elected and have qualified.

        (c) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be provided for by law, this Certificate of Incorporation or the By-laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

        (d) Elections of directors need not be written ballot unless the By-laws of the Corporation shall so provide.

        (e) Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of this Corporation (and notwithstanding the fact that some lesser percentage may be provided for by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of at least 66 2/3% of the then issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal this Article Sixth of this Certificate of Incorporation.

        SEVENTH. (a)(1) In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in this Article Seventh:

        (A) any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined in paragraph (c)(8) of this Article Seventh) with or into (i) any Substantial Stockholder (as hereinafter defined in paragraph (c)(2) of this Article Seventh) or (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined in paragraph (c)(7) of this Article Seventh) of a Substantial Stockholder, or

        (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder of any substantial part (as hereinafter defined in paragraph (c)(9) of this Article Seventh) of the assets of this Corporation or of any Subsidiary, or

        (C) the issuance or transfer by this Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any equity securities (as hereinafter defined in paragraph (c)(11) of this Article Seventh) of this Corporation or any Subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $2,000,000 or more, or

        (D) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

        (E) any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of this Corporation or any Subsidiary which is directly or indirectly beneficially owned (as hereinafter defined in paragraph (c)(3) of this Article Seventh) by any Substantial Stockholder.

shall (except as otherwise expressly provided in this Certificate of Incorporation) require the affirmative vote of the holders of then outstanding Voting Shares (as hereinafter defined in paragraph (c)(10) of this Article Seventh) entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares; provided that such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by any Substantial Stockholder. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        (a)(2) The term "business combination" as used in this Article Seventh shall mean any transaction which is described in any one or more of clauses (A) through (E) of paragraph (a)(1) of this Article Seventh.

        (b) The provisions of this Article Seventh shall not be applicable to any business combination, the terms of which shall be approved, prior to the date the Substantial Stockholder which is a party thereto or whose proportionate share of the outstanding securities of any class of equity securities of this corporation or any Subsidiary is increased by reason thereof, or, in the case of a business combination described in clause (D) of paragraph (a)(1) of this Article Seventh, prior to the date any Substantial Stockholder affected by such business combination, became a Substantial Stockholder, by two-thirds of the whole board (as hereinafter defined in paragraph (c)(6) of this Article Seventh), but only if a majority of the members of the

Board of Directors acting upon such matter shall be continuing directors (as hereinafter defined in paragraph (c)(5) of this Article Seventh).

        (c) For the purpose of this Article Seventh:

        (c)(1) A "person" shall mean any individual, firm, corporation or other entity.

        (c)(2) "Substantial Stockholder" shall mean any person (other than this Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any business combination, or immediately prior to the consummation of any such business combination (other than a business combination referred to in paragraph
(a)(1)(D) of this Article Seventh).

               (A) is the beneficial owner (as hereinafter defined in subparagraph (3) of this paragraph (c), directly or indirectly, of more than 15% of the then outstanding Voting Shares (determined as aforesaid), or

               (B) is an Affiliate of this Corporation and at any time within three years prior thereto was the beneficial owner, directly or indirectly, of more than 15% of the then outstanding Voting Shares (determined as aforesaid), or,

               (C) is an assignee of or has otherwise succeeded to any shares of capital stock of this Corporation which were at any time within three years prior thereto beneficially owned by any Substantial Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (c)(3) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on January 1, 1983; provided, however, that a person shall, in any event, also be deemed to be the "beneficial owner" of any Voting Shares:

               (A) which such person or any of its Affiliates or Associates (as hereinafter defined in subparagraph (7) of this paragraph (c)) beneficially own, directly or indirectly, or

               (B) which such person or any of its Affiliates or Associates has
               (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any Voting Shares solely by reason of an agreement, arrangement or understanding with the Corporation to effect a business combination ) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or

               (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (i) no director or officer of this Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Shares beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of this Corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Voting Shares held under any such plan.

        (c)(4) For purposes of computing the percentage beneficial ownership of Voting Shares of a person in order to determine whether such person is a Substantial Stockholder, the outstanding Voting Shares shall include shares deemed owned by such person through application of subparagraph (3) of this paragraph (c) but shall not include any other Voting Shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Shares shall include only Voting Shares then outstanding and shall not include any Voting Shares which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

        (c)(5) "Continuing director" shall mean a person who was a member of the Board of Directors of this Corporation as of January 1, 1983 or thereafter elected by the stockholders or appointed by the Board of Directors of this Corporation prior to the date as of which the Substantial Stockholder (or Substantial Stockholders) in question became a Substantial Stockholder (or Substantial Stockholders), or a person designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

        (c)(6) "Whole board" shall mean the total number of directors which this Corporation would have if there were no vacancies.

        (c)(7) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified. The term "Associate" used to indicate a relationship with any person shall mean (i) any corporation or organization (other than this Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or is an officer or director of any corporation controlling or controlled by such person.

        (c)(8) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (2) of this paragraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this Corporation.

        (c)(9) "Substantial part" shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of 10% of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of this Corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

        (c)(10) "Voting Shares" shall mean any shares of capital stock of this Corporation entitled to vote generally in the election of directors.

        (c)(11) "Equity security" shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

        (d) A majority of the whole board shall have the power to determine, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the power to determine, for the purposes of this Article Seventh, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to any matter referred to in subparagraph (3) (C) of paragraph (c) of this Article Seventh, (iv) whether the assets subject to any business combination constitute a substantial part of the assets of the corporation in question, and/or (v) any other factual matter relating to the applicability or effect of this Article Seventh.

        (e) A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who it is reasonably believed is a Substantial Stockholder (or holds of record Voting Shares beneficially owned by any Substantial Stockholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder, (ii) the number, of and class or series of, shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article Seventh, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

        (f) Any determination made by the Board of Directors, or by the continuing directors, as the case may be, pursuant to this Article Seventh in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this Corporation and its stockholders, including any Substantial Stockholder.

        (g) Any amendment, alteration, change or repeal of this Article Seventh shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of then outstanding Voting Shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of then outstanding Voting Shares (and such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all Voting Shares not beneficially owned and any Substantial Stockholder); provided, however, that this paragraph (g) shall not apply to, and such 66 2/3% vote (and such further majority vote) shall not be required for, any amendment, alteration, change or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be continuing directors.

        (h) Nothing contained in this Article Seventh shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

        (i) In the event any paragraph (or portion thereof) of this Article Seventh shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article Seventh shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or enforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article Seventh remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Substantial Stockholders, notwithstanding any such finding.

        EIGHTH. Except as provided below, a director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the foregoing provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article Eighth becomes effective.

        NINTH. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Ninth.

IN WITNESS WHEREOF, Optelecom, Inc. has caused this Restated Certificate of Incorporation to be executed by _____________________, its ____________________, and attested by __________________, its ______________________, this __________
day of _____________, 1992.

                                    OPTELECOM, INC.

                                    By:___________________________
                                            President

(Seal)

Attest:______________________________________
        Assistant Secretary